Exhibit 99.1

RenovoRx Announces $10 Million at Market Private Placement

Bolstered Cash Position Expected to Capitalize the Company’s Momentum Towards Important Milestones, Including Breakeven Operations and Trial Data

Oversubscribed Financing Led by Leading Life Science Institutional Investors with Participation from Senior Management and Board Members

MOUNTAIN VIEW, Calif., March 18, 2026 (GLOBE NEWSWIRE) — RenovoRx, Inc. (“RenovoRx” or the “Company”) (Nasdaq: RNXT), a life-sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a patented, FDA-cleared drug-delivery device, today announced the execution of definitive securities purchase agreements with institutional investors for an oversubscribed common stock and milestone warrant private placement which is expected to result in gross proceeds of approximately $10 million to RenovoRx, before deducting offering expenses.

The financing is being anchored by several leading, fundamentals-driven, life-science institutional investors. In addition, members of RenovoRx’s executive management team and Board of Directors are investing in the private placement.

Konik Capital Partners, LLC, a division of T.R. Winston & Company, is acting as the sole placement agent for the private placement.

The proceeds from this financing are expected to allow RenovoRx to capitalize on and accelerate its commercialization efforts for RenovoCath® in 2026 as the Company seeks to increase revenue, reduce cash burn, and advance toward the goal of achieving cash-flow breakeven operations.

The proceeds are also expected to help advance RenovoRx’s lead clinical program, the pivotal Phase III TIGeR-PaC clinical trial in locally advanced pancreatic cancer, to full enrollment by mid-2026, with results in 2027.

In connection with the private placement, RenovoRx will issue an aggregate of approximately 10,638,869 shares of common stock (including pre-funded warrants in lieu of common stock for larger investors). Investors will pay a purchase price of $0.938 per share, and for that price will also receive milestone-based warrants to purchase an aggregate of approximately 5,319,434 shares of common stock, representing 50% warrant coverage. To comply with Nasdaq rules, RenovoRx executives and board members participating in the private placement will pay a higher purchase price of $1.029 per share and associated milestone warrant.

The exercise price per share of the milestone warrants is $1.751, a 100% premium to the base per common share offering price (the warrant exercise price for Company executives and board members is $1.933). The warrants are exercisable immediately and will expire on the earlier to occur of (i) 30 days following the Company’s public announcement of the first fiscal quarter in which it achieves $1.5 million in gross product revenue and (ii) March 30, 2029.

The Company believes the terms of the revenue-driven milestone warrants reflect investors’ strong conviction in the Company’s near-term commercial trajectory and longer-term prospects. The private placement was priced “at market” for purposes of Nasdaq Stock Exchange rules and is expected to close on March 20, 2026, subject to customary closing conditions.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares being issued in connection with the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About RenovoCath

Based on its FDA clearance, RenovoCath® is intended for the isolation of blood flow and delivery of fluids, including diagnostic and/or therapeutic agents, to select sites in the peripheral vascular system. RenovoCath is also indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion. For further information regarding our RenovoCath Instructions for Use (“IFU”), please see: IFU-10004-Rev.-G-Universal-IFU.pdf.

About RenovoRx, Inc.

RenovoRx, Inc. (Nasdaq: RNXT) is a life sciences company developing innovative targeted oncology therapies and commercializing RenovoCath®, a novel, U.S. Food and Drug Administration (FDA)-cleared local drug-delivery device, targeting high unmet medical needs. RenovoRx’s patented Trans-Arterial Micro-Perfusion (TAMP™) therapy platform is designed for targeted therapeutic delivery across the arterial wall near the tumor site to bathe the target tumor, while potentially minimizing a therapy’s toxicities versus systemic intravenous therapy. RenovoRx’s novel approach to targeted treatment offers the potential for increased safety, tolerance, and improved efficacy, and its mission is to transform the lives of cancer patients by providing innovative solutions to enable targeted delivery of diagnostic and therapeutic agents.

RenovoRx is commercializing its TAMP technology and FDA-cleared RenovoCath as a stand-alone device. In December 2024, RenovoRx announced the receipt of its first commercial purchase orders for RenovoCath devices, and for the first nine months of 2025, approximately $900,000 of revenues were generated from RenovoCath sales. Several customers have already initiated repeat orders in parallel to RenovoRx expanding the number of medical institutions initiating new RenovoCath orders, including several esteemed, high-volume National Cancer Institute-designated centers. To meet and satisfy the anticipated demand, RenovoRx will continue to actively explore further revenue-generating activity, either on its own or in tandem with a medical device commercial partner.

RenovoRx is also evaluating its novel drug-device combination oncology product candidate (intra-arterial gemcitabine delivered via RenovoCath, known as IAG) in the ongoing Phase III TIGeR-PaC trial. IAG is being evaluated by the Center for Drug Evaluation and Research (the drug division of the FDA) under a U.S. investigational new drug application that is regulated by the FDA’s 21 CFR 312 pathway. IAG utilizes RenovoCath, the Company’s patented, FDA-cleared drug-delivery device, indicated for temporary vessel occlusion in applications including arteriography, preoperative occlusion, and chemotherapeutic drug infusion.

The IAG combination product candidate, which is enabled by the RenovoCath device, is currently under investigation and has not been approved for commercial sale. RenovoCath with gemcitabine received Orphan Drug Designation for pancreatic cancer and bile duct cancer, which provides seven years of market exclusivity upon new drug application approval by the FDA.

For more information, visit www.renovorx.com. Follow RenovoRx on Facebook, LinkedIn, and X.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of the Company’s management made in connection therewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the anticipated closing of the private placement described herein, the anticipated use of proceeds from the private placement, and the Company’s commercialization and clinical efforts as described herein, as well as (i) our clinical trials and studies, (ii) the potential for our product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases, and (iii) our efforts to commercialize our RenovoCath and our TAMP technology. Statements that are not purely historical are forward-looking statements. The forward-looking statements contained herein are based upon our current expectations and beliefs regarding future events, many of which, by their nature, are inherently uncertain, outside of our control, and involve assumptions that may never materialize or may prove to be incorrect. These may include estimates, projections, and statements relating to our research and development plans, intellectual property development, clinical trials, our therapy platform, business plans, financing plans, objectives, and expected operating results, which are based on current expectations and assumptions that are subject to known and unknown risks and uncertainties that may cause actual results to differ materially and adversely from those expressed or implied by these forward-looking statements. These statements may be identified using words such as “may,” “expected,” “plans,” “aims,” “anticipates,” “believes,” “forecasts,” “estimates,” “intends,” “potential,” “milestone” and “towards” or the negative of these terms or other comparable terminology regarding RenovoRx’s expectations strategy, plans, or intentions, although not all forward-looking statements contain these words. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, that could cause actual events to differ materially from those projected or indicated by such statements, including, among other things: (i) the risk that our exploration of commercial opportunities for our TAMP technology may not lead to viable, revenue generating operations; (ii) circumstances which would adversely impact our ability to efficiently utilize our cash resources on hand or raise additional funding; (iii) the timing of the initiation, progress, and potential results (including the results of interim analyses) of our preclinical studies, clinical trials, and our research programs; (iv) the possibility that interim results may not be predictive of the outcome of our clinical trials, which may not demonstrate sufficient safety and efficacy to support regulatory approval of our product candidate; (v) that the applicable regulatory authorities may disagree with our interpretation of the data, research, and clinical development plans and timelines, and the regulatory process for our product candidates; (vi) future potential regulatory milestones for our product candidates, including those related to current and planned clinical studies; (vii) our ability to use and expand our therapy platform to build a pipeline of product candidates; (viii) our ability to advance product candidates into, and successfully complete, clinical trials; (ix) the timing or likelihood of regulatory filings and approvals; (x) our estimates of the number of patients who suffer from the diseases we are targeting and the number of patients that may enroll in our clinical trials; (xi) the commercialization potential of our product candidates, if approved; (xii) our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved; (xiii) future strategic arrangements and/or collaborations and the potential benefits of such arrangements; (xiv) our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing and our ability to obtain additional capital; (xv) the sufficiency of our existing cash and cash equivalents to fund our future operating expenses and capital expenditure requirements; (xvi) our ability to retain the continued service of our key personnel and to identify, and hire and retain additional qualified personnel; (xvii) the implementation of our strategic plans for our business and product candidates; (xviii) the scope of protection we are able to establish and maintain for intellectual property rights, including our therapy platform, product candidates, and research programs; (xix) our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately; (xx) the pricing, coverage, and reimbursement of our product candidates, if approved; and (xxi) developments relating to our competitors and our industry, including competing product candidates and therapies. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that we file from time to time with the Securities and Exchange Commission.

Forward-looking statements included herein are made as of the date hereof, and RenovoRx does not undertake any obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Contact:

KCSA Strategic Communications

Valter Pinto or Jack Perkins

T: 212-896-1254

RenovoRX@KCSA.com